================================================================================


                                 $1,030,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                September 9, 1997


                                      among


                            MEYER-SMITH HOLDCO, INC.,
                                   as Borrower


                                       and


                            The Lenders Party Hereto


                             BANKERS TRUST COMPANY,
                             as Administrative Agent


                                       and


                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                           ---------------------------

              CHASE SECURITIES INC. and BT SECURITIES CORPORATION,
                                  as Arrangers


================================================================================

                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                                   Definitions

SECTION 1.1.    Defined Terms................................................. 1
SECTION 1.2.    Classification of Loans and Borrowings........................18
SECTION 1.3.    Terms Generally...............................................19
SECTION 1.4.    Accounting Terms; GAAP........................................19
SECTION 1.5.    Change of Names...............................................19

                                   ARTICLE II

                                   The Credits

SECTION 2.1.    Commitments...................................................20
SECTION 2.2.    Loans and Borrowings..........................................20
SECTION 2.3.    Requests for Revolving Borrowings.............................21
SECTION 2.4.    Competitive Bid Procedure.....................................22
SECTION 2.5.    Letters of Credit.............................................24
SECTION 2.6.    Funding of Borrowings.........................................29
SECTION 2.7.    Interest Elections............................................30
SECTION 2.8.    Termination and Reduction of Commitments......................31
SECTION 2.9.    Repayment of Loans; Evidence of Debt..........................32
SECTION 2.10.   Prepayment of Loans...........................................33
SECTION 2.11.   Fees..........................................................33
SECTION 2.12.   Interest......................................................34
SECTION 2.13.   Alternate Rate of Interest....................................35
SECTION 2.14.   Increased Costs...............................................36
SECTION 2.15.   Break Funding Payments........................................37
SECTION 2.16.   Taxes.........................................................38
SECTION 2.17.   Payments Generally; Pro Rata Treatment;
                Sharing of Set-offs...........................................40
SECTION 2.18.   Mitigation Obligations; Replacement
                of Lenders....................................................41
SECTION 2.19.   Extension of Maturity Date....................................42

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.1.    Organization; Powers..........................................45
SECTION 3.2.    Authorization; Enforceability.................................45
SECTION 3.3.    Governmental Approvals; No Conflicts..........................46
SECTION 3.4.    Financial Condition; No Material
                Adverse Change................................................46
SECTION 3.5.    Properties....................................................46
SECTION 3.6.    Litigation and Environmental Matters..........................47
SECTION 3.7.    Compliance with Laws and Agreements...........................47
SECTION 3.8.    Investment and Holding Company Status.........................47
SECTION 3.9.    Taxes.........................................................47
SECTION 3.10.   ERISA.........................................................47
SECTION 3.11.   Disclosure....................................................48
SECTION 3.12.   Solvency......................................................48
SECTION 3.13.   Use of Proceeds; Margin Regulations...........................48
SECTION 3.14.   No Default....................................................48
SECTION 3.15.   Subsidiaries..................................................48

                                   ARTICLE IV

                                   Conditions

SECTION 4.1.    Effective Date................................................49
SECTION 4.2.    Each Credit Event.............................................50

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.1.    Financial Statements and Other Information....................51
SECTION 5.2.    Notices of Material Events....................................52
SECTION 5.3.    Existence; Conduct of Business................................53
SECTION 5.4.    Payment of Obligations........................................53
SECTION 5.5.    Maintenance of Properties; Insurance..........................53
SECTION 5.6.    Books and Records; Inspection Rights..........................53
SECTION 5.7.    Compliance with Laws..........................................53
SECTION 5.8.    Use of Proceeds and Letters of Credit.........................54
SECTION 5.9.    Subsidiary Guaranties.........................................54

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.1.    Material Subsidiary Debt......................................54
SECTION 6.2.    Liens.........................................................55
SECTION 6.3.    Modifications of Merger Document..............................56
SECTION 6.4.    Fundamental Changes...........................................56
SECTION 6.5.    Investments, Loans, Advances, Suretyship
                Liabilities and Acquisitions..................................57
SECTION 6.6.    Hedging Agreements............................................58
SECTION 6.7.    Restricted Payments...........................................58
SECTION 6.8.    Transactions with Affiliates..................................58
SECTION 6.9.    Restrictive Agreements........................................58
SECTION 6.10.   Financial Covenants...........................................59
SECTION 6.11.   Unconditional Purchase Obligations............................60
SECTION 6.12.   Sale of Assets; Sale and Leaseback Transactions...............60
SECTION 6.13.   Fiscal Year; Fiscal Quarter...................................61

                                   ARTICLE VII

          Events of Default...................................................62


                                  ARTICLE VIII

                            The Administrative Agent

SECTION 8.1.    Appointment...................................................64
SECTION 8.2.    Delegation of Duties..........................................65
SECTION 8.3.    Exculpatory Provisions........................................65
SECTION 8.4.    Reliance by Administrative Agent..............................65
SECTION 8.5.    Notice of Default.............................................66
SECTION 8.6.    Non-Reliance on Administrative Agent and Other Lenders........66
SECTION 8.7.    Indemnification ..............................................66
SECTION 8.8.    Administrative Agent in Its Individual Capacity ..............67
SECTION 8.9.    Successor Administrative Agent................................67
SECTION 8.10.   Syndication Agent.............................................67

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.1.    Notices.......................................................68
SECTION 9.2.    Waivers; Amendments...........................................69
SECTION 9.3.    Expenses; Indemnity; Damage Waiver............................70
SECTION 9.4.    Successors and Assigns........................................71
SECTION 9.5.    Survival......................................................74
SECTION 9.6.    Counterparts; Integration; Effectiveness......................74
SECTION 9.7.    Severability..................................................75
SECTION 9.8.    Right of Setoff...............................................75
SECTION 9.9.    Governing Law; Jurisdiction; Consent
                to Service of Process.........................................75
SECTION 9.10.   WAIVER OF JURY TRIAL..........................................76
SECTION 9.11.   Headings......................................................76
SECTION 9.12.   Confidentiality...............................................76
SECTION 9.13.   OREGON LEGAL NOTICE...........................................77


SCHEDULES AND EXHIBITS

Schedule 2.1    Lenders and Commitments
Schedule 3.6    Disclosed Matters
Schedule 3.15   Subsidiaries
Schedule 4.1    Refinancing of Existing Debt
Schedule 6.1    Debt
Schedule 6.2    Liens
Schedule 6.10   Restrictive Agreements


Exhibit A       Assignment and Acceptance
Exhibit B       Note
Exhibit C       Opinion of Stoel Rives, Counsel to the Borrower
Exhibit D       Subsidiary Guaranty

          CREDIT AGREEMENT dated as of September 9, 1997, among MEYER-SMITH HOLDCO., INC., as Borrower, the LENDERS party hereto, BANKERS TRUST COMPANY, as Administrative Agent and THE CHASE MANHATTAN BANK, as Syndication Agent.

          The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

          Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Administrative Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Adjusted Interest Coverage Ratio" means the ratio of (a) Consolidated EBITDAR to (b) the sum of (i) the Borrower's Consolidated Interest Expense for such period plus (ii) except as included in Consolidated Interest Expense, the Borrower's consolidated rental expense on operating leases, computed as of the last day of a fiscal quarter for the period consisting of such fiscal quarter and the immediately preceding three fiscal quarters.

                                                                CREDIT AGREEMENT


          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Bankers Trust Company, in its capacity as administrative agent for the Lenders hereunder.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Administrative Agent and the Syndication Agent.

          "Applicable Level" means the level determined with reference to the following chart:

Level      Ratio                              Rating
-----      -----                              ------

I          greater than or equal to 7.5x      greater than or equal to A-/A3
II         greater than 6.5x                  BBB+/Baa1
III        greater than 5.5x                  BBB/Baa2
IV         greater than 4.5x                  BBB-/Baa3
V          greater than or equal to 3.5x      BB+/Ba1
VI         lesser than 3.5x                   lesser than BB+/Ba1

For purposes of the foregoing, (i) for the six month period following from and after the Closing Date, the Applicable Level shall be Level IV; (ii) on the date that is six months after the Closing Date, the Borrower shall provide the Administrative Agent with a Compliance Certificate showing the ratio of Applicable EBITDA to Applicable Interest Expense of the Borrower for the fiscal quarter ended January 31, 1998 (and in the event the Borrower fails timely to provide such Compliance Certificate, the Applicable Level shall be Level V until such Compliance Certificate is provided), and from such date until May 23, 1998, the Applicable Level shall be the Level corresponding to such ratio; (iii) except as provided in (i) and (ii) above, at any time of determination, the Applicable Level shall be the Level corresponding to the ratio of Applicable EBITDA to Applicable Interest Expense (for the most recent four consecutive fiscal quarters; provided that for the periods ended May 23, 1998 and August 15, 1998, Applicable EBITDA and Applicable Interest Expense shall be calculated by reference to the full fiscal quarters then ended since the Closing Date) as set forth in the most recently delivered Compliance Certificate (it being understood and agreed that if the Borrower shall not have delivered the most recently due Compliance Certificate within the time period specified in Section 5.1(c), the Applicable Level shall be Level V until

                                                                CREDIT AGREEMENT


such Compliance Certificate is delivered) (for purposes of this definition, the "Ratio") and the senior unsecured long term debt rating of the Borrower from S&P and Moody's (for purposes of this definition, the "Rating"); (iv) in the event the Ratio and the Rating do not fall within the same Level, the Applicable Level shall be the higher (Level I being the highest) of the two Levels; and (v) in the event the rating from S&P and the rating from Moody's do not fall within the same Level, the applicable Rating will be based upon the higher (Level I being the highest) of the two ratings, except that, in the event one of the two ratings is two or more Levels higher than the other, the applicable Rating shall be determined by reference to the Level next lower than the higher of the two ratings. If any rating established or deemed to be established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall take effect on the effective date of such change and shall end on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending agreement on another Applicable Level the Rating shall be determined by reference to the rating provided by the non-changing rating agency. If the Borrower does not have a senior long term unsecured debt rating or implied rating from either Moody's or S&P, the Applicable Level shall be determined by reference to the Ratio only. For purposes of this definition, "Applicable EBITDA" of the Borrower and its Subsidiaries means "A" minus "B"; where:

     "A" equals the sum of consolidated net income plus, to the extent deducted in determining consolidated pre-tax net income (i) extraordinary losses, (ii) interest expenses, (iii) amortization, (iv) depreciation,
          (v) income taxes, (vi) non-cash LIFO reserve charges; and

     "B" equals, to the extent included in determining consolidated pre-tax income, extraordinary gains;

and "Applicable Interest Expense" means the consolidated interest expense of the Borrower and its Subsidiaries.

          "Applicable Margin" means, with respect to any facility fee or Eurodollar Loan, the applicable number of basis points per annum as set forth below based on the Applicable Level:

                                                      Applicable Margin for
Applicable Level           Facility Fee               Eurodollar Loans
----------------           ------------               ----------------

I                          7.5                        12.5

                                                                CREDIT AGREEMENT


II                          8.5                       14.0
III                         9.0                       16.0
IV                         10.0                       20.0
V                          12.5                       25.0
VI                         17.5                       32.5

          "Applicable Percentage" means, at any time and with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment (or after the termination thereof, the percentage of the total outstanding Loans represented by such Lender's outstanding Loans at such time).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A.

          "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Meyer-Smith Holdco, Inc., a Delaware corporation.

          "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.3.

          "Bridge Facility" means the $500,000,000 Bridge Credit Agreement, of even date herewith, among Meyer-Smith Holdco, Inc. as Borrower, the Lenders identified therein, Bankers Trust Company as Administrative Agent and The Chase Manhattan Bank as Syndication Agent.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the New York interbank market.

                                                                CREDIT AGREEMENT


          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 33 1/3% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

          "Closing Date" means September 9, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. Each

                                                                CREDIT AGREEMENT


Lender's Commitment shall not be affected by any Competitive Loans made by such Lender; provided that such Competitive Loans shall be included in any calculation of the aggregate amount of Loans outstanding hereunder for purposes of determining whether the aggregate of the Commitments has been or would be exceeded by outstanding Loans. The initial aggregate amount of the Lenders' Commitments is $1,030,000,000.

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.4.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.4.

          "Competitive Loan" means a Loan made pursuant to Section 2.4.

          "Compliance Certificate" means a certificate signed by a Responsible Officer of the Borrower certifying as to the matters set forth in Section 5.1(c).

          "Consenting Lender" has the meaning specified in Section 2.19(b).

          "Consolidated EBITDA" of the Borrower and its Subsidiaries means "A" minus "B"; where:

     "A" equals the sum of consolidated net income plus, to the extent deducted in determining consolidated pre-tax net income (i) extraordinary losses, (ii) interest expenses, including the interest component of rent expense under all Synthetic Lease Facilities for which the Borrower or any of its Subsidiaries has Suretyship Liability, (iii) amortization, (iv) depreciation, (v) income taxes, (vi) non-cash LIFO reserve charges; and

     "B" equals, to the extent included in determining consolidated pre-tax income, extraordinary gains.

          "Consolidated EBITDAR" of the Borrower and its Subsidiaries means "A" minus "B"; where:

     "A" equals the sum of consolidated net income plus, to the extent deducted in determining consolidated pre-tax net income (i) extraordinary losses, (ii) interest expense, (iii) amortization, (iv) depreciation,
          (v) income taxes, (vi)

                                                                CREDIT AGREEMENT


          non-cash LIFO reserve charges and (vii) consolidated rental expense on operating leases (including rent paid pursuant to any Synthetic Lease Facility); and

     "B" equals, to the extent included in determining consolidated pre-tax income, extraordinary gains.

          "Consolidated Interest Expense" means the consolidated interest expense of the Borrower, including the interest component of rent expense under all Synthetic Lease Facilities for which the Borrower or any of its Subsidiaries has Suretyship Liability.

          "Consolidated Total Assets" means the total consolidated assets of the Borrower and its Subsidiaries as shown on the most recent consolidated balance sheet of the Borrower and its Subsidiaries referred to in Section 3.4 or delivered to the Administrative Agent and each Lender pursuant to Section 5.1.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Current Synthetic Lease Facility" means the transactions contemplated by the Participation Agreement, dated the date hereof, among FMI, the Borrower, Wilmington Trust Company, as owner trustee, FMS Trust 1997-1, as lessor, the investors named therein, the Administrative Agent, the Syndication Agent, and the lenders named therein.

          "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Hedging Agreements, (g) all Suretyship Liabilities of such Person, (h) all other obligations of such Person upon which interest charges are customarily paid (other than current accounts payable in the ordinary course of business), (i) all obligations of such Person under conditional sale or other title retention agreements

                                                                CREDIT AGREEMENT


relating to property acquired by such Person and (j) all Debt (as defined above) of any partnership in which such Person is a general partner. The amount of the Debt of any Person in respect of Hedging Agreements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Agreements maintained with such counterparty).

          "Debt for Borrowed Money" of any Person means all Debt of such Person described in (without duplication) clauses (a), (b), (c), (d), (h) and, to the extent constituting a Suretyship Liability in respect of Debt for Borrowed Money of another Person, (g), of the definition of Debt. A Suretyship Liability arising under a Synthetic Lease Facility shall be deemed to be a Debt for Borrowed Money.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defaulting Lenders" has the meaning set forth in Section 2.6(b).

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.1 are satisfied (or waived in accordance with Section 9.2).

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                                                                CREDIT AGREEMENT


          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any

                                                                CREDIT AGREEMENT


withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

          "Extension Date" has the meaning specified in Section 2.19(b).

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

          "FMI" means Fred Meyer, Inc. and its successors and assigns.

          "Foreign Lender" has the meaning provided in Section 2.16(e).

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

                                                                CREDIT AGREEMENT


          "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.7.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means Bankers Trust Company, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Deposit" has the meaning set forth in Section 2.5(j).

                                                                CREDIT AGREEMENT


          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the offered quotation to first-class banks in the New York interbank eurodollar market by the Administrative Agent for dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the applicable Eurodollar Loan, with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                                                                CREDIT AGREEMENT


          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

          "Material Debt" means Debt (other than the Loans and Letters of Credit) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount equal to or exceeding $5,000,000.

          "Material Subsidiary" means a Subsidiary which either (a) has assets which constitute 5% or more of the consolidated assets of the Borrower and its Subsidiaries or (b) has revenues as of the end of the Borrower's most recently-ended fiscal year which constitute more than 5% of the consolidated revenues of the Borrower and its Subsidiaries during the Borrower's most recently ended fiscal year.

          "Maturity Date" means September 9, 2002 or a later date determined in accordance with Section 2.19.

          "Merger" means the merger of FMI and Smith's as contemplated by the Merger Document.

          "Merger Document" means that certain Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997, by and between FMI and Smith's.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Non-Consenting Lender" has the meaning specified in Section 2.19(b).

          "Non-Defaulting Lender" has the meaning specified in Section 2.6(b).

          "Other Corporate Loan Documents" means the following documents, as such documents are amended, supplemented or otherwise modified from time to time: (i) all of the documents contemplated to be executed in connection with the Current Synthetic Lease Facility; (ii) the $500,000,000 364-day Credit Agreement, of even date herewith, among Meyer-Smith Holdco, Inc. as Borrower, the Lenders identified therein, Bankers Trust Company as Administrative Agent and The Chase Manhattan Bank as Syndication Agent; and (iii) the Bridge Facility.

                                                                CREDIT AGREEMENT


          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

               (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Debt for Borrowed Money.

          "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                                                                CREDIT AGREEMENT


               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the two highest credit ratings obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Register" has the meaning set forth in Section 9.4.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Non-Defaulting Lenders the sum of whose Commitments (or after the termination thereof, outstanding Revolving Loans and LC Exposures at such time) represents an amount greater than 50% of the sum of (i) the aggregate Commitments of all Lenders less (ii) the aggregate Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans and LC Exposures of Defaulting Lenders at such time).

          "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, the Chief Financial Officer, the Chief Operating Officers, the Chief Accounting Officer, the Vice

                                                                CREDIT AGREEMENT


President/Treasurer or any Assistant Treasurer responsible for compliance with this Agreement.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Loan" means a Loan made pursuant to Section 2.3.

          "Sale and Leaseback Transaction" has the meaning given in Section 6.12 hereof.

          "Smith's" means Smith's Food and Drug Centers Inc. and its successors and assigns.

          "Solvent" as to any Person means (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and
(iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "S&P" means Standard & Poor's Corporation.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one

                                                                CREDIT AGREEMENT


minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are required to be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as, with respect to any Person, any Person of which such Person and/or its subsidiaries own, directly or indirectly, such number of outstanding shares (or similar equity interest) as have more than 50% of the ordinary voting power for the election of directors.

          "Subsidiary" means any subsidiary of the Borrower.

          "Subsidiary Guaranty" shall have the meaning set forth in Section 4.1(h).

          "Supermajority Lenders" means, at any time, Non-Defaulting Lenders the sum of whose Commitments (or after the termination thereof, outstanding Revolving Loans and LC Exposures at such time) represents an amount greater than 66 2/3% of the sum of (i) the aggregate Commitments of all Lenders less (ii) the aggregate Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans and LC Exposures of Defaulting Lenders at such time).

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, guaranties, shipside bonds, surety bonds and similar instruments under which Suretyship Liabilities arise.

          "Suretyship Liability" means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. Suretyship Liability shall include any liability or contingent

                                                                CREDIT AGREEMENT


liability of a Person under or in connection with a Synthetic Lease Facility. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby. As of any date, the amount of any Person's obligations under any Synthetic Lease Facility shall be equal to the amount which such Person would be obligated to pay if such Synthetic Lease Facility was accelerated on such date (disregarding accrued scheduled lease payments which would be characterized as interest if such Synthetic Lease Facility were treated as a capital lease under GAAP).

          "Syndication Agent" means The Chase Manhattan Bank.

          "Synthetic Lease Facility" means any synthetic lease, tax ownership operating lease, tax retention operating lease, off balance sheet lease or similar lease transaction where the lessee is treated as owner of the leased property for U.S. federal income tax purposes while the lease is accounted for on the financial statements of the lessee, prepared in accordance with GAAP, as an operating lease, including the Current Synthetic Lease Facility.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the ABR or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                                                                CREDIT AGREEMENT


          Section 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section
5.1. If any change in accounting principles from those used in the preparation of the audited financial statements referred to in Section 5.1 hereafter occasioned by the promulgation of any rule, regulation, pronouncement or opinion by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Article 1 or Article VI, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made.

          Section 1.5 Change of Names. It is understood and agreed that following the consummation of the Merger, Meyer-Smith Holdco, Inc. will change its corporate name to "Fred Meyer, Inc." and FMI will change its corporate name to "Fred Meyer Stores, Inc." From and after the time at which such changes take effect all references to "Meyer-Smith Holdco, Inc." or the "Borrower" contained herein shall be construed to refer to "Fred

                                                                CREDIT AGREEMENT


Meyer, Inc.," and all references to "FMI" shall be construed to refer to "Fred Meyer Stores, Inc."

                                   ARTICLE II

                                   The Credits

          Section 2.1 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          Section 2.2 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e). Each Competitive Borrowing shall be in an aggregate

                                                                CREDIT AGREEMENT


amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Revolving Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          Section 2.3 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m.
(noon), New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m.
(noon), New York City time, on the day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

                    (i) the aggregate amount of the requested Borrowing;

                    (ii) the date of such Borrowing, which shall be a Business Day;

                    (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                    (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                    (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following

                                                                CREDIT AGREEMENT


receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          Section 2.4 Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) 5 Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.2:

                    (i) the aggregate amount of the requested Borrowing;

                    (ii) the date of such Borrowing, which shall be a Business Day;

                    (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

                    (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                    (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.

                                                                CREDIT AGREEMENT


Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

               (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

               (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

               (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with

                                                                CREDIT AGREEMENT


the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

               (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

               (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          Section 2.5 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in dollars and on a sight basis and in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period (but in no event later than 30 days prior to the Maturity Date). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               (b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, the date of issuance, amendment or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit,

                                                                CREDIT AGREEMENT


the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments.

               (c) Expiration Date. Each standby Letter of Credit shall have an expiry date occurring not later than one year from the date of issuance, provided that any standby Letter of Credit may be extended for successive periods of up to one year, so long as no such period ends later than five Business Days prior to the Maturity Date, on terms acceptable to the Issuing Bank. Each trade Letter of Credit shall have an expiry date occurring not later than the earlier of (i) 180 days from the date of issuance and (ii) the date which is 30 days prior to the Maturity Date.

               (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon,

                                                                CREDIT AGREEMENT


New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of

                                                                CREDIT AGREEMENT


technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank, (as finally determined by a court of competent jurisdiction) the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall

                                                                CREDIT AGREEMENT


notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon (the "LC Deposit"); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                                                                CREDIT AGREEMENT


               (k) Reporting of Outstanding LC Exposure. Each Issuing Bank (unless the Issuing Bank is also serving as Administrative Agent) shall provide written notice to the Administrative Agent: (i) promptly after the issuance of or amendment to any standby Letter of Credit, of such issuance or amendment, which notice shall be accompanied by a copy of such standby Letter of Credit or amendment thereof; (ii) if any trade Letters of Credit are outstanding, on the first Business Day of each week, by facsimile, a report of the aggregate daily amount available to be drawn under such trade Letters of Credit during the previous week; and (iii) on or before the fifth Business Day of each month, a report setting forth, for each type of Letter of Credit outstanding, the daily aggregate outstanding amounts for the previous month.

          Section 2.6 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the Issuing Bank.

               (b) The failure of any Lender (such Lender, a "Defaulting Lender") to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, a "Non-Defaulting Lender") of its obligation to make its Loans on such date, but neither any Non-Defaulting Lender nor the Administrative Agent shall be responsible for the failure of any Defaulting Lender to make a Loan to be made by such Defaulting Lender, and no Defaulting Lender shall have any obligation to the Administrative Agent or any Non-Defaulting Lender (without prejudicing the rights of the Borrower against such Defaulting Lender). Notwithstanding anything set forth herein to the contrary, so long as a Lender remains a Defaulting Lender, such Lender shall not have any voting or consent rights under or with respect to this Agreement or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to this Agreement.

               (c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender is a Defaulting Lender, then such Defaulting Lender and the Borrower severally agree to pay to

                                                                CREDIT AGREEMENT


the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of such Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Defaulting Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and such Lender shall cease to be a Defaulting Lender.

          Section 2.7 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

               (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                    (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                    (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                                                                CREDIT AGREEMENT


                    (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                    (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          Section 2.8 Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

               (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

               (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the

                                                                CREDIT AGREEMENT


Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date). Any termination or reduction of the Commitments shall be permanent. Except as provided in Section 2.19 hereof, each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          Section 2.9 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender thereof the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender thereof the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit B. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in

                                                                CREDIT AGREEMENT


such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.10 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

               (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 p.m.
(noon), New York City time, three Business Days before the date of prepayment or
(ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 p.m. (noon), New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.2. Except as provided in Section 2.19, each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          Section 2.11 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Margin on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed

                                                                CREDIT AGREEMENT


on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day for the period covered).

               (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue, at a rate equal to the Applicable Margin on Eurodollar Revolving Loans, on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.10% per annum on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees (other than the fronting fee described above) with respect to the issuance, amendment or extension of any Letter of Credit or payment of drawings thereunder. Participation fees and fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on such day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of the period covered).

               (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          Section 2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the ABR.

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, or (ii) in the case of

                                                                CREDIT AGREEMENT


a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

               (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

               (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the greater of (A) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (B) 2% plus the rate applicable to ABR Loans or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans.

               (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          Section 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                                                                CREDIT AGREEMENT


               (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowings shall be permitted.

          Section 2.14 Increased Costs. (a) If any Change in Law shall:

                    (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                    (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                                                                CREDIT AGREEMENT


               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the basis of the calculations and the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

               (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          Section 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c)

                                                                CREDIT AGREEMENT


the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of Applicable Margin after the date of such event). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (excluding loss of Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          Section 2.16 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) to the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other

                                                                CREDIT AGREEMENT


Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of Excluded Taxes as the Administrative Agent, such Lender or the Issuing Bank, as the case may be, shall determine are payable in respect of amounts paid to or on behalf of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, pursuant to this Section 2.16. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (e) Any Lender that is not incorporated under the United States of America or a state thereof (each a "Foreign Lender") shall:

                    (i) on the date it becomes a Lender, deliver to the Administrative Agent (A) two completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and shall certify that it is entitled to receive payments under this Agreement without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States Federal income taxes and
     (B) an Internal Revenue Services Form W-8 or W-9, or successor applicable form, as the case may be and shall certify that it is entitled to an exemption from United States backup withholding tax;

                    (ii) deliver to the Administrative Agent two further copies of any such form or certification on or before the date that any such certification described above expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered to it; and

                    (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Administrative Agent;

                                                                CREDIT AGREEMENT


except that the forms and certificates described in clauses (ii) and (iii) above shall not be required if any Change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Administrative Agent.

          Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 130 Liberty Street, New York, New York, 10006, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of

                                                                CREDIT AGREEMENT


principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(d) or (e), 2.6(a) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          Section 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of

                                                                CREDIT AGREEMENT


such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If (i) any Lender requests compensation under Section 2.14, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or (iii) any Lender defaults in its obligation to fund Loans hereunder, or
(iv) any Lender refuses to consent to certain proposed changes, waivers, discharges or termination with respect to this Agreement which require the consent of all Lenders and have been approved by the Required Lenders as (and to the extent) provided in Section 9.2(b), then the Borrower may, at its sole expense and effort, if no Default then exists (or, in the case of preceding clause (iv), no Default will exist immediately upon giving effect to such replacement), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) (such Assignee a "Replacement Lender"); provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          Section 2.19 Extension of Maturity Date. (a) Not less than sixty (60) but not more than ninety (90) days prior to the first anniversary of the Closing Date, and each anniversary thereafter, the Borrower may deliver to the Administrative Agent and the Lenders a written request for a one year extension of the Maturity Date together with a certificate of a Financial Official on behalf of the Borrower stating that the representations and warranties contained in Article 3 (other than (i) representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of this Agreement and (ii) as otherwise disclosed by the

                                                                CREDIT AGREEMENT


Borrower and approved in writing by the Required Lenders) are true and correct on and as of the date of such certificate; provided that no such request shall be effective unless (A) in the case of each such request other than with respect to the first anniversary of the Closing Date, a request shall have been approved pursuant to this Section 2.19 in respect of the previous anniversary of the Closing Date, and (B) no Default shall have occurred and be continuing. Each Lender shall, on or prior to the date that is thirty (30) days after receipt of such written request, notify in writing the Administrative Agent whether (in its sole and absolute discretion) it consents to such request and the Administrative Agent shall, after receiving the notifications from all of the Lenders or the expiration of such period, whichever is earlier, notify the Borrower and the Lenders of the results thereof. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Maturity Date within thirty (30) days after the date of such extension request, such Lender shall be deemed to be a Non-Consenting Lender (as defined below) with respect to such request. Any Non-Consenting Lender shall be deemed to be a Non-Consenting Lender with respect to all subsequent requests as well.

               (b) If all of the Lenders consent in writing to any such request in accordance with Section 2.19(a), the Maturity Date in effect at such time (the "Extension Date") shall be extended pursuant to a written agreement among the Borrower and the Lenders satisfactory to the Administrative Agent for one calendar year; provided that on each Extension Date, no Default shall have occurred and be continuing or shall occur as a consequence thereof. If the Supermajority Lenders but not all Lenders consent in writing to any such request in accordance with Section 2.19(a), the Maturity Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "Consenting Lender") pursuant to a written agreement among the Borrower and the Consenting Lenders satisfactory to the Administrative Agent but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Maturity Date is not so extended as to any Lender pursuant to this Section 2.19(b) and the Commitment of such Lender is not assumed in accordance with Section 2.19(c) on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Maturity Date (and all amounts due at such Non-Consenting Lender shall be due and owing on such unextended Maturity Date in accordance with the terms hereof) without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Section 2.14, 2.15, 2.16 and 9.3, and its obligations under Section 8.7, shall survive the Maturity Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Maturity Date.

               (c) If less than all of the Lenders consent to any such request pursuant to Section 2.19(a), the Borrower may arrange for one or more Consenting Lenders or other assignees (in accordance with Section 9.4(b)) (x) to assume, effective as of the Extension

                                                                CREDIT AGREEMENT


Date (or such other date as may be agreed among the Borrower, the Non-Consenting Lender, such Consenting Lenders or assignees and the Administrative Agent) any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender and (y) to accept, effective as of the Extension Date or such later date as any assignee executes and delivers an Assignment and Acceptance, the Maturity Date applicable to the Consenting Lenders; provided, however, that the amount of the Commitment of any such assignee as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such assignee shall assume all of such lesser amount; and provided further that:

                    (i) any such Consenting Lender or assignee shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, owing to such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                    (ii) all additional costs, expenses and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                    (iii) with respect to any such assignee, the applicable recordation fee required under Section 9.4(b) shall have been paid;

provided further that such Non-Consenting Lender's rights under Section 2.14, 2.15, 2.16 and 9.3, and its obligations under Section 8.7, shall survive substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such assignee, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance, duly executed by such assignee, the Non-Consenting Lender, the Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.19 shall have delivered to the Administrative Agent the Note or Notes (if any) held by such Non-Consenting Lender. Upon the payment of all amounts payable by the assignee to the Non-Consenting Lender and the processing recordation fee set forth in Section 9.04(b), each such Consenting Lender or assignee, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgement by or the consent of the other Lenders,

                                                                CREDIT AGREEMENT


and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

               (d) If the Supermajority Lenders (before giving effect to any assignments pursuant to Section 2.19(c)) consent in writing to the Administrative Agent to a requested extension not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Maturity Date then in effect shall be extended for the additional one-year period as described in Section 2.19(a), and all references in this Agreement and in the Notes (if any) to the "Maturity Date" shall, with respect to each Consenting Lender and each assignee for such Extension Date, refer to the Maturity Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders of the extension of the scheduled Maturity Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender, Non-Consenting Lender and each such assignee.


                                   ARTICLE III

                         Representations and Warranties

          The Borrower represents and warrants to the Lenders that:

          Section 3.1 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          Section 3.2 Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action, and the use of proceeds of the Loans will be, in each instance, within the Borrower's corporate powers and will have been duly authorized by all necessary corporate and, if required, stockholder action, as of the time of such use. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                                                                CREDIT AGREEMENT


          Section 3.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          Section 3.4 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders consolidated balance sheets and statements of income, stockholders equity and cash flows for (i) FMI and its subsidiaries, as of and for the fiscal year ended February 1, 1997, reported on by Deloitte & Touche, independent public accountants of FMI, and the fiscal quarter and the portion of the fiscal year ended May 24, 1997, certified by the chief financial officer of FMI and (ii) Smith's and its subsidiaries, as of and for the fiscal year ended December 28, 1996, reported on by Ernst & Young LLP, independent public accountants of Smith's, and the fiscal quarter and the portion of the fiscal year ended April 5, 1997, certified by the chief financial officer of Smith's. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of FMI, Smith's and their respective subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements for the fiscal quarters.

               (b) There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of (i) FMI and its subsidiaries, taken as a whole, since February 1, 1997, or (ii) Smith's or its subsidiaries, taken as a whole, since December 28, 1996.

          Section 3.5 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, subject to no Lien of any kind except Liens permitted hereby.

               (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                                                CREDIT AGREEMENT


          Section 3.6 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          Section 3.7 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          Section 3.8 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 3.9 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which

                                                                CREDIT AGREEMENT


liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          Section 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 3.12 Solvency. On the Closing Date and after giving effect to the Transactions, the Borrower and each of its Material Subsidiaries will be Solvent.

          Section 3.13 Use of Proceeds; Margin Regulations. All proceeds of each of the Loans will be used by the Borrower only in accordance with the provisions of Section 5.8. No part of the proceeds of any of the Loans will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

          Section 3.14 No Default. The Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

          Section 3.15 Subsidiaries. After giving effect to the Merger, the Persons listed on Schedule 3.15 are the only Subsidiaries of the Borrower.
Schedule 3.15 correctly sets forth, after giving effect to the Merger, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof and identifies each Material Subsidiary as of the Closing Date..

                                                                CREDIT AGREEMENT


                                   ARTICLE IV

                                   Conditions

          Section 4.1 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

               (a) The Administrative Agent (or its counsel) shall have received from each party hereto (A) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and
(B) such other documents, in form and substance satisfactory to the Administrative agent, as the Administrative Agent may reasonably request.

               (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Stoel Rives LLP, counsel for the Borrower, substantially in the form of Exhibit C, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

               (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

               (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.2.

               (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

               (f) The Merger shall have been completed in accordance with the Merger Document, or on other terms reasonably satisfactory to the Lenders.

                                                                CREDIT AGREEMENT


               (g) The Other Corporate Loan Documents shall have been executed and delivered and shall be in full force and effect.

               (h) Each Material Subsidiary shall have executed and delivered to the Administrative Agent a guaranty substantially in the form set forth as Exhibit D (each such guaranty, as amended, supplemented or otherwise modified, a "Subsidiary Guaranty").

               (i) The Administrative Agent shall have received evidence satisfactory to it of prior or simultaneous repayment or refinancing of the Debt of the Borrower and its Subsidiaries set forth on Schedule 4.1 hereto (except as otherwise agreed to the satisfaction of the Agents).

               (j) The Administrative Agent shall have received the financial information required under Section 3.4(a), including a pro forma balance sheet giving effect to the Merger, in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on September 30, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          Section 4.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

               (a) The Administrative Agent shall have received a fully executed Borrowing Request in respect of the Loans to be made on such date.

               (b) The representations and warranties of the Borrower set forth in this Agreement (other than the representations and warranties set forth in Sections 3.4 and 3.6) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

               (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

                                                                CREDIT AGREEMENT


Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and
(c) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          Section 5.1 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

               (a) within 100 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

               (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

               (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or

                                                                CREDIT AGREEMENT


proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (x) demonstrating compliance with Section 6.10(a) and (b) and (y) establishing the Applicable Margin, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

               (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          Section 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default upon actual knowledge of a Responsible Officer of the Borrower;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in material liability of the Borrower and its Subsidiaries; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                                                                CREDIT AGREEMENT


Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          Section 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.5.

          Section 5.4 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.5 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (and having such deductibles and self-insurance) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          Section 5.6 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          Section 5.7 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including without limitation ERISA and all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                                                CREDIT AGREEMENT


          Section 5.8 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to finance certain costs and expenses associated with the Merger, refinance existing indebtedness (including related prepayment premiums) and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Standby Letters of Credit will be issued only to support on a standby basis, liabilities relating to worker's compensation, judgments pending appeal, construction or similar liabilities in the ordinary course of business, and (ii) trade Letters of Credit will be issued only to support liabilities for the purchase of goods upon delivery or against invoice.

          Section 5.9 Subsidiary Guaranties. The Borrower shall cause each Material Subsidiary, now or hereafter in existence, to execute and deliver to the Administrative Agent a Subsidiary Guaranty together with such officer's certificates, resolutions and other assurances related thereto as the Administrative Agent shall reasonably request upon the earlier of (i) with respect to any Subsidiary on the date hereof that becomes a Material Subsidiary after the date hereof, or as to any Person which, when it becomes a Subsidiary after the date hereof, is not then a Material Subsidiary, as soon as possible after the end of the fiscal quarter in which such Subsidiary becomes a Material Subsidiary, and (ii) with respect to any Material Subsidiary acquired after the date hereof not currently a Subsidiary, within 10 days of becoming a Material Subsidiary.


                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          Section 6.1 Material Subsidiary Debt. The Borrower will not permit any Material Subsidiary to create, incur, assume or permit to exist any Debt, except:

               (a) Debt owed to the Borrower or to another Material Subsidiary;

               (b) Debt existing on the date hereof; provided that to the extent any item of such Debt exceeds $5,000,000, or the aggregate of all such Debt exceeds $25,000,000, such Debt shall be identified in Schedule 6.1;

               (c) Debt secured by Permitted Encumbrances;

                                                                CREDIT AGREEMENT


               (d) Capital Lease Obligations not to exceed $100,000,000;

               (e) Debt outstanding when such Person becomes a Material Subsidiary or is merged or consolidated with another Material Subsidiary, provided that such Debt exists at the time such Person becomes a Material Subsidiary and is not created in contemplation of or in connection with such Person becoming a Material Subsidiary;

               (f) Debt in respect of commercial letters of credit issued to support the purchase of goods by the applicable Material Subsidiary in the ordinary course of business;

               (g) Debt in respect of commercial letters of credit issued to support liabilities of a Material Subsidiary relating to worker's compensation, judgments pending appeal (and as to which there is no Event of Default under clause (k) of Article VII), construction or similar liabilities in the ordinary course of business;

               (h) Debt in respect of Synthetic Lease Facilities entered into by any Material Subsidiary as lessee thereunder;

               (i) Suretyship Liabilities constituting guarantees of the Borrower's unsecured Debt; provided such Debt is pari passu with the obligations of the Borrower hereunder; and

               (j) Debt not otherwise permitted by the foregoing clauses of this
Section 6.1 so long as the sum, without duplication, of (x) all such Debt and
(y) all Debt secured by Liens permitted solely by clause (f) of Section 6.2 does not exceed 10% of Consolidated Total Assets.

          Section 6.2 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (a) Permitted Encumbrances;

               (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof (including Liens created pursuant to the Current Synthetic Lease Facility) and set forth in Schedule 6.2; provided that
(i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

               (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person

                                                                CREDIT AGREEMENT


that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

               (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

               (e) Liens on assets acquired after the date hereof under Synthetic Lease Facilities; and

               (f) Liens not otherwise permitted by the foregoing clauses of this Section 6.2, securing Debt of the Borrower or its Subsidiaries, so long as the sum, without duplication, of (i) all such Debt and (ii) all Debt permitted solely by clause (j) of Section 6.1 does not exceed 10% of Consolidated Total Assets

          Section 6.3 Modifications of Merger Document. The Borrower shall not, and shall not permit any of its Subsidiaries to amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Merger Document.

          Section 6.4 Fundamental Changes. (a) The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and
(iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

                                                                CREDIT AGREEMENT

               (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          Section 6.5 Investments, Loans, Advances, Suretyship Liabilities and Acquisitions. The Borrower will not, and will not permit any of its Material Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, incur Suretyship Liabilities in respect of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a) Permitted Investments;

               (b) investments by the Borrower and its Subsidiaries in its Material Subsidiaries, or any Subsidiary which is not a Material Subsidiary so long as such non-Material Subsidiary executes and delivers a Subsidiary Guaranty in favor of the Administrative Agent;

               (c) loans or advances made, or Suretyship Liabilities incurred, by the Borrower to or in respect of any Subsidiary and made or incurred by any Subsidiary to or in respect of the Borrower or any other Subsidiary;

               (d) Suretyship Liabilities with respect to Hedging Agreements permitted by Section 6.6;

               (e) Suretyship Liabilities constituting Debt permitted by Section 6.1;

               (f) Suretyship Liabilities created under the Other Corporate Loan Documents;

               (g) Suretyship Liabilities with respect to Surety Instruments incurred in the ordinary course of business; and

               (h) investments by the Borrower and its Material Subsidiaries not otherwise permitted by the foregoing clauses of this Section 6.5, so long as such additional investments made in reliance on this clause (h) do not exceed $100,000,000 in the aggregate at any time.

                                                                CREDIT AGREEMENT

          Section 6.6 Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          Section 6.7 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Event of Default has occurred and is continuing, (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (c) any Subsidiary may declare and pay Restricted Payments to the Borrower or any other Subsidiary, and
(d) from and after the fiscal year ending January 31, 1998, the Borrower and its Subsidiaries may pay cash dividends and repurchase their respective stock from any Person which is not the Borrower or another Subsidiary so long as on the date of payment or repurchase (i) such cash dividends and stock repurchases do not exceed $100,000,000 in any single fiscal year, and (ii) the total of such cash dividends and stock repurchases in all such fiscal years (beginning with the fiscal year ending January 31, 1998) does not exceed an aggregate amount of $200,000,000 plus 40% of the Borrower's and its Subsidiaries' aggregate net income earned commencing with the fiscal year ending January 31, 1998, and each fiscal year thereafter.

          Section 6.8 Transactions with Affiliates. Except during the continuance of an Event of Default, the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.7.

          Section 6.9 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to incur Suretyship Liabilities in respect of Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions (x) contained in the Other Corporate Loan Documents or (y) existing on the date

                                                                CREDIT AGREEMENT


hereof and identified on Schedule 6.9 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and provided further that such restrictions and conditions cannot be imposed at any time that a Default has occurred and is continuing.

          Section 6.10 Financial Covenants.

               (a) Debt for Borrowed Money to Consolidated EBITDA Ratio. The Borrower shall not permit the ratio of its Debt for Borrowed Money to Consolidated EBITDA (for the most recent four consecutive quarters) to exceed, at the end of any fiscal quarter ending on or during any period listed below, the ratio set forth opposite such period:

         Period                                      Ratio
         ------                                      -----

From and including January 31, 1998,                 4.00:1
  to and including January 29, 1999

From and including January 30, 1999                  3.75:1
  to and including January 28, 2000

From and including January 29, 2000                  3.35:1
  to and including February 2, 2001

From and including February 3, 2001,                 3.00:1
  and thereafter

provided, however, that Consolidated EBITDA of the Borrower and its Subsidiaries for the four quarter periods ended January 31, 1998, May 23, 1998 and August 15, 1998 shall be calculated by reference to (i) for each fiscal quarter ended after the Closing Date, the actual Consolidated EBITDA for such fiscal quarter, and
(ii) for each fiscal quarter ended prior to the Closing Date, Consolidated EBITDA reflected in a pro-forma income statement for such fiscal quarter prepared by the Borrower in good faith using reasonable assumptions consistent with all facts known to the Borrower.

               (b) Adjusted Interest Coverage Ratio. The Borrower shall not permit the Adjusted Interest Coverage Ratio (for the most recent four consecutive quarters, except as specified below) to be less than, at the end of any fiscal quarter ending on or during any period listed below, the Adjusted Interest Coverage Ratio set forth opposite such period:

                                                                CREDIT AGREEMENT


         Period                                      Ratio
         ------                                      -----

From and including January 31, 1998                  2.25:1
  to and including January 29, 1999

From and including January 30, 1999                  2.50:1
  and thereafter

provided, however, that for the periods ended January 31, 1998, May 23, 1998 and August 15, 1998 the Adjusted Interest Coverage Ratio for such period shall be calculated by reference to the full fiscal quarters then ended since the Closing Date.

          Section 6.11 Unconditional Purchase Obligations. The Borrower shall not, and shall not permit any Material Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payments be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

          Section 6.12 Sale of Assets; Sale and Leaseback Transactions. (a) Except as provided in Section 6.12(d), subject to the terms and conditions of this Agreement, the Borrower and its Subsidiaries may convey, sell, transfer or otherwise dispose of (or agree to do so at any future time) its property or assets, provided that to the extent the sum of the fair market value of such property or assets (i) conveyed, sold, transferred or otherwise disposed of and
(ii) all transactions pursuant to Section 6.12(b) exceeds $350,000,000 at any time, the Borrower shall comply with the provisions of Section 6.12(c). The foregoing limitations shall not apply to the conveyance, sale, transfer or other disposal of property or assets in the case of sales of inventory in the ordinary course of business and sales of equipment which is uneconomic, obsolete or no longer useful in its business.

               (b) Except as provided in Section 6.12(d), the Borrower and its Subsidiaries may become liable, directly or indirectly, with respect to any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease (such transaction a "Sale and Leaseback Transaction"), provided that to the extent the sum of the fair market value of the property or assets (i) conveyed, sold, transferred or otherwise disposed of pursuant to Section 6.12(a) and (ii) all transactions pursuant to
Section 6.12(b) exceeds $350,000,000 at any time, the Borrower shall comply with the provisions of Section 6.12(c).

                                                                CREDIT AGREEMENT


               (c) In the event that the aggregate fair market value of all assets sold in all transactions undertaken in reliance upon Sections 6.12(a) and
(b) exceeds $350,000,000, (i) the Borrower shall prepay the outstanding Loans in accordance with Section 2.10, together with any breakage fees and other costs and expenses incurred hereunder in connection therewith, in an amount equal to 50% of such excess minus (x) reasonable expenses incurred or reasonably expected to be incurred in connection with such transaction and (y) any income, franchise, transfer or other tax payable in connection with such transaction and
(ii) the Commitments of the Lenders hereunder shall be permanently reduced on a pro-rata basis by an amount equal to the payment made pursuant to this Section 6.12(c). The Borrower shall provide the Administrative Agent prompt written notice of any transaction entered into in reliance upon this Section 6.12(c), and shall provide evidence of compliance herewith reasonably satisfactory to the Administrator Agent on or prior to the closing date of any such transaction.

               (d) Notwithstanding the provisions of Section 6.12(a), (b) and
(c) above, Smith's and any subsidiary of Smith's may convey, sell, transfer or dispose of, or enter into Sale and Leaseback Transactions in connection with, assets owned as of the Closing Date by Smith's or any of its subsidiaries; provided that (i) on each date on which Smith's or any such subsidiary of Smith's receives any proceeds from any such transaction, the Borrower shall prepay the outstanding Loans in accordance with Section 2.10, together with any breakage fees and other costs and expenses incurred hereunder in connection therewith, in an amount equal to 50% of the cash proceeds obtained in such transaction by Smith's or such subsidiary of Smith's minus (x) reasonable expenses incurred or reasonably expected to be incurred in connection with such transaction, (y) any income, franchise, transfer or other tax payable by Smith's or such subsidiary of Smith's in connection with such transaction and (z) any Debt secured by a Lien on such property or assets and required to be repaid as a result of such transaction, and (ii) the Commitments of the Lenders hereunder shall be permanently reduced on a pro-rata basis by an amount equal to the payment made pursuant to clause (i) above. The Borrower shall provide the Administrative Agent prompt written notice of any transaction entered into in reliance upon this Section 6.12(d), and shall provide evidence of compliance herewith reasonably satisfactory to the Administrator Agent on or prior to the closing date of any such transaction.

          Section 6.13 Fiscal Year; Fiscal Quarter. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

                                                                CREDIT AGREEMENT


                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

               (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

               (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.2(a), 5.3 (with respect to the Borrower's existence) or 5.8 or in Sections 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.9,
6.10, 6.11 or 6.12; or

               (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

               (f) the Borrower or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable or within any applicable grace period provided in connection with such Material Debt; or

               (g) the Borrower or any Material Subsidiary shall default in any other obligation that results in any Debt of $10,000,000 or more in the aggregate becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Debt of $10,000,000 or more

                                                                CREDIT AGREEMENT


in the aggregate or any trustee or agent on its or their behalf to cause any such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

               (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

               (j) the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due; or

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

               (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; or

               (m) a Change in Control shall occur; or

                                                                CREDIT AGREEMENT


               (n) any Subsidiary Guaranty shall cease to be in full force and effect, or any guarantor under any Subsidiary Guaranty or any Person acting by or on behalf of such guarantor shall deny or disaffirm all or any portion of the guarantor's obligation under such Subsidiary Guaranty;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) terminate any Letter of Credit that may be terminated under its terms, (iii) direct the Borrower to make (and the Borrower agrees that upon receipt of such notice it will make) the LC Deposit and (iv) declare the Loans then outstanding to be due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, the LC Deposit and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent

          Section 8.1 Appointment. Each Lender hereby irrevocably designates and appoints Bankers Trust Company as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Bankers Trust Company as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article 8 are solely for the benefit of the

                                                                CREDIT AGREEMENT


Administrative Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors and assigns.

          Section 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct or any agents or attorneys-in-fact selected by it with reasonable care.

          Section 8.3 Exculpatory Provisions. The Administrative Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 8.2 under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. This
Section is intended solely to govern the relationship between the Administrative Agent, on the one hand, and the Lenders, on the other.

          Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.


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
                                                                CREDIT AGREEMENT


          Section 8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as the Administrative Agent shall deem advisable and in the best interests of the Lenders.

          Section 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Lender represents and warrants to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required under this Agreement to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent, the Syndication Agent and each of their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature


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
                                                                CREDIT AGREEMENT


whatsoever (including, without limitation, the fees and disbursements of counsel for the Administrative Agent, Syndication Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, Syndication Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of this Agreement (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent, Syndication Agent or such Person as finally determined by a court of competent jurisdiction).

          Section 8.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          Section 8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders during such 30-day period shall appoint from among the Lenders a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 and Section 9.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          Section 8.10 Syndication Agent. Without limiting any provision contained in this Section 8, the Syndication Agent shall not have, except as to and to the limited extent expressly provided herein, any obligation, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.


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
                                                                CREDIT AGREEMENT


                                   ARTICLE IX

                                  Miscellaneous

          Section 9.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to the Borrower, to it at:

          Fred Meyer, Inc.
          P.O. Box 42121
          3800 SE 22nd Avenue
          Portland, Oregon 97242-0121
          Telecopy: (503) 797-5299
          Attn: Mr. James C. Aalberg;

               with a copy of notices pursuant to Article VII to:

          Stoel Rives LLP
          700 NE Multnomah, Ste 9504
          Portland, Oregon 97232
          Telecopy: (503) 230-1907
          Attn: Mr. Gary R. Barnum

               (b) if to the Administrative Agent, to it at:

          Bankers Trust Company
          130 Liberty Street
          New York, New York 10006
          Telecopy: (212) 250-7351
          Attn: Deal Administrator

               (c) if to the Issuing Bank, to it at

          Bankers Trust Company
          130 Liberty Street
          New York, New York 10006
          Telecopy: (212) 250-5817
          Attn: Letter of Credit Unit


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
                                                                CREDIT AGREEMENT


               (d) if to any other Lender, to it at its address (or telecopy number) set forth opposite its signature below.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. It is understood and agreed that the delivery of copies of notices to counsel as set forth above is for courtesy purposes only and any failure to deliver such copy shall not constitute failure with respect to any obligation to provide notices hereunder.

          Section 9.2 Waivers; Amendments. (a) Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest of fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of this Section 9.2, (iii) reduce the percentage specified in the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (v) release any Subsidiary which is party to a Subsidiary Guaranty form its obligations under such Subsidiary Guaranty; provided further that no such change, waiver, discharge or termination shall (w) increase the Commitment of any Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (x) without the consent of any Issuing Bank, amend, modify or waive any provision of Section
2.5 or alter its rights or obligations with respect to Letters of Credit, or (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 8 or any other provision as the same relates to the Administrative Agent. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the

                                                                CREDIT AGREEMENT


generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement contemplated by clauses (i) through (v), inclusive, of the first proviso of Section 9.2(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment and/or repay the outstanding Loans of such Lender and cash collateralize its applicable LC Exposure in accordance with Section 2.5(j), provided that, unless the Commitment that is terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 9.2(a).

          Section 9.3 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement after the occurrence of an Event of Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                                                                CREDIT AGREEMENT


               (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

               (d) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

          Section 9.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the

                                                                CREDIT AGREEMENT


Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and a corresponding amount of its LC Exposure at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower, the Administrative Agent and the Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each

                                                                CREDIT AGREEMENT


Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; and provided further that no Lender shall transfer or grant any participation under which the Participants shall have rights to approve any amendment to or waiver of this Agreement except to the extent that such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which the Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or of a mandatory reduction in the aggregate Commitments shall not constitute a change in the terms of such participation and that an increase in any Commitment or Revolving Loan shall be permitted without the consent of any participant if the Participant's participation is not increased as a result thereof), or (ii) consent to the assignment by the Borrower of any of its rights and obligations under this Agreement.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive

                                                                CREDIT AGREEMENT


with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that, subject to the foregoing, would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          Section 9.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          Section 9.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto,

                                                                CREDIT AGREEMENT


and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          Section 9.9 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                                                                CREDIT AGREEMENT


               (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights

                                                                CREDIT AGREEMENT


hereunder, (f) to any participant or prospective participant in or assignee or prospective assignee of any of the rights and obligations under this Agreement, provided that such participant, prospective participant, assignee or prospective assignee agrees to be bound by the confidentiality provisions contained in this
Section 9.12, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Section 9.13 OREGON LEGAL NOTICE. WITHOUT LIMITING THE VALIDITY OF THE CHOICE OF NEW YORK LAW PROVIDED HEREIN, UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER THE RESTATEMENT DATE OF THE ACT SPECIFIED HEREIN CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE. THE ACT SPECIFIED HEREIN MEANS CHAPTER 967 OREGON LAWS 1989, THE EFFECTIVE DATE OF WHICH WAS OCTOBER 3, 1989.

                                                                CREDIT AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       MEYER-SMITH HOLDCO, INC.
                                       as Borrower



                                       By: JAMES C. AALBERG
                                           -------------------------------------
                                           Name: James C. Aalberg
                                           Title: Vice President, Treasurer

                                                                CREDIT AGREEMENT


                                       BANKERS TRUST COMPANY,
                                       as Administrative Agent and as a Lender



                                       By: MARY KAY COYLE
                                           -------------------------------------
                                           Name: Mary Kay Coyle
                                           Title: Managing Director

                                                                CREDIT AGREEMENT


                                       THE CHASE MANHATTAN BANK,
                                       as Syndication Agent and as a Lender



                                       By: ELLEN L. GERTZOG
                                           -------------------------------------
                                           Name: Ellen L. Gertzog
                                           Title: Vice President

                                                                CREDIT AGREEMENT


                                       BANK OF AMERICA NT & SA,
                                       as a Lender



                                       By: JAY R. ALLEN
                                           -------------------------------------
                                           Name: Jay R. Allen
                                           Title: SVP

                                                                CREDIT AGREEMENT


                                       THE BANK OF NEW YORK,
                                       as a Lender



                                       By: CHARLOTTE SOHN
                                           -------------------------------------
                                           Name: Charlotte Sohn
                                           Title: Vice President

                                                                CREDIT AGREEMENT


                                       COMPAGNIE FINANCIERE DE CIC ET DE
                                       L'UNION EUROPEENNE,
                                       as a Lender



                                       By: ANTHONY ROCK
                                           -------------------------------------
                                           Name: Anthony Rock
                                           Title: Vice President



                                       By: BRIAN O'LEARY
                                           -------------------------------------
                                           Name: Brian O'Leary
                                           Title: Vice President

                                                                CREDIT AGREEMENT


                                       THE HONG KONG AND SHANGHAI BANKING
                                       CORPORATION LIMITED,
                                       as a Lender



                                       By: JOHN C. HOLSEY
                                           -------------------------------------
                                           Name: John C. Holsey
                                           Title: Executive Vice President

                                                                CREDIT AGREEMENT


                                       COOPERATIVE CENTRALE RAIFFESISEN-
                                       BOERENLEENBANK B.A.,
                                       "RABOBANK NEDERLAND"
                                       NEW YORK BRANCH
                                       as a Lender



                                       By: DANA W. HEMENWAY
                                           -------------------------------------
                                           Name: Dana W. Hemenway
                                           Title: Vice President



                                       By: W. PIETER C. KODDE
                                           -------------------------------------
                                           Name: W. Pieter C. Kodde
                                           Title: Vice President

                                                                CREDIT AGREEMENT

                                       CAISSE NATIONALE DE
                                       CREDIT AGRICOLE,
                                       as a Lender



                                       By: DEAN BALICE
                                           -------------------------------------
                                           Name: Dean Balice
                                           Title: Senior Vice President
                                                  Branch Manager

                                                                CREDIT AGREEMENT


                                       THE DAI-ICHI KANGYO BANK, LIMITED,
                                       as a Lender



                                       By: TAKUO YOSHIDA
                                           -------------------------------------
                                           Name: Takuo Yoshida
                                           Title: General Manager & Agent

                                                                CREDIT AGREEMENT


                                       THE FUJI BANK, LIMITED,
                                       as a Lender



                                       By: KAZUO KAMIO
                                           -------------------------------------
                                           Name: Kazuo Kamio
                                           Title: General Manager

                                                                CREDIT AGREEMENT


                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as a Lender



                                       By: TIMOTHY P. STREB
                                           -------------------------------------
                                           Name: Timothy P. Streb
                                           Title: Vice President

                                                                CREDIT AGREEMENT


                                       SOCIETE GENERALE,
                                       as a Lender



                                       By: J. BLAINE SHAUM
                                           -------------------------------------
                                           Name: J. Blaine Shaum
                                           Title: Regional Manager

                                                                CREDIT AGREEMENT


                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       as a Lender



                                       By: CHRISTINA ZAUTCKE
                                           -------------------------------------
                                           Name: Christina Zautcke
                                           Title: First Vice President

                                                                CREDIT AGREEMENT


                                       KEYBANK NATIONAL ASSOCIATION,
                                       as a Lender



                                       By: KEVIN P. MCBRIDE
                                           -------------------------------------
                                           Name: Kevin P. McBride
                                           Title: Vice President

                                                                CREDIT AGREEMENT


                                       U.S. NATIONAL BANK ASSOCIATION,
                                       as a Lender



                                       By: STEVEN T. WILLIAMS
                                           -------------------------------------
                                           Name: Steven T. Williams
                                           Title: Vice President

                                                                CREDIT AGREEMENT


                                       WELLS FARGO BANK, N.A.,
                                       as a Lender



                                       By: W.L. HAUCK
                                           -------------------------------------
                                           Name: W.L. Hauck
                                           Title: VP

                                                                CREDIT AGREEMENT


                                       ZIONS FIRST NATIONAL BANK,
                                       as a Lender



                                       By: RICHARD P. JACKSON
                                           -------------------------------------
                                           Name: Richard P. Jackson
                                           Title: V.P.

                                                                CREDIT AGREEMENT


                                       FIRST SECURITY BANK,
                                       as a Lender



                                       By: JUDY CALLISTER
                                           -------------------------------------
                                           Name: Judy Callister
                                           Title: Vice President

                                                                CREDIT AGREEMENT


                                  Schedule 2.1

                             Lenders and Commitments


Name and Address of Lender                               Amount of Commitment
--------------------------                               --------------------

Bankers Trust Company                                      $286,279,888.90
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006
Telecopier No.: (212) 250-7351
Attn: Deal Administrator

The Chase Manhattan Bank                                   $286,279,888.90
270 Park Avenue
New York, New York 10017
Telecopier No.: (212)
Attn:

Wells Fargo Bank, N.A.                                     $114,961,772.42
1300 SW Fifth Avenue
13th Floor
Portland, Oregon 97201
Telecopier No.: (503) 225-3162
Attn: William Hauck

Union Bank of California, N.A.,                            $63,228,974.83
a Member of the Bank of Tokyo,
Mitsubishi Bank Group
350 California Street
11th Floor
San Francisco, California 94104
Telecopier No.: (415) 705-7085
Attn: Timothy P. Streb

U.S. Bank National Association                             $57,480,886.21
555 S.W. Oak St., PL-4
Portland, Oregon  97204
Telecopier No.: (503-275-5428
Attn: Steven T. Williams

The HongKong and Shanghai Banking
  Corporation Limited                                      $28,740,443.11
140 Broadway, 4th Floor
New York, New York 10005-1196
Telecopier No.: (212) 658-2813
Attn: Adriana Collins

                                                                CREDIT AGREEMENT


First Security Bank, N.A.                                  $28,740,443.11
15 East 100 South, 2nd Floor
Salt Lake City, Utah 84111
Telecopier No.: (801) 246-5532
Attn: Judy Callister

The Bank of New York                                       $28,740,443.11
One Wall Street, 19th Floor
New York, New York 10286
Telecopier No.: (212)
Attn:

The Fuji Bank, Limited                                     $14,837,398.37
601 California Street
San Francisco, California 94111
Telecopier No.: (415)
Attn:

Compagnie Financiere de CIC et de
  L'Union Europeenne                                       $14,370,221.55
520 Madison Ave.
37th Floor
New York, New York 10022
Telecopier No.: (212) 715-4535
Attn: Anthony Rock

The First National Bank of Chicago                         $14,370,221.55
777 South Figueroa St.
4th Floor
Los Angeles, California  90017
Telecopier No.: (213) 683-4999
Attn: James P. Moore

Cooperative Centrale Raiffesisen-Boerenleenbank
B.A., "Rabobank Nederland," New York Branch                $14,370,221.55
Four Embarcadero Center
Suite 3200
San Francisco, California  94111
Telecopier No.: (415) 986-8349
Attn: Hunter Holding

Bank of America NT & SA                                    $14,370,221.55
335 Madison Avenue
New York, New York 10017
Telecopier No.: (212) 503-7502
Attn: Linda Carper

                                                                CREDIT AGREEMENT


The Dai-ichi Kangyo Bank, Limited                          $14,370,221.55
101 California Street, Suite 4000
San Francisco, California 94111
Telecopier No.: (415) 788-7868
Attn: Mark Dirsa

Keybank National Association                               $14,370,221.55
700 5th Avenue, 48th Floor
Seattle, Washington 98125
Telecopier No.: (206) 684-6035
Attn: Mary Young

Caisse Nationale de Credit Agricole                        $14,370,221.55
101 California Street
San Francisco, California 94111
Telecopier No.: (415) 996-4116
Attn: Karen Kokame

Societe Generale                                           $11,496,177.24
One Montgomery Street
San Francisco, California 94104
Telecopier No.: (415)
Attn:

Zions First National Bank                                   $8,622,132.93
Commercial Loans
185-K2
One South Main Street
Salt Lake City, Utah  84111
Telecopier No.: (801) 524-2136
Attn: Richard P. Jackson